Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81636, 333-81638, 333-81642 and 333-91660) and on Form S-3 (Nos. 333-103918) of MeadWestvaco Corporation of our report dated January 29, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP New York, New York

February 27, 2004